EXHIBIT 5.1

September 13, 2021

RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, TX 77375

Ladies and Gentlemen:

We have acted as special counsel to RiceBran Technologies, a California corporation (the "Company"), in connection with the issuance and sale by the Company of (i) 2,307,500 shares (the “Shares”) of common stock, no par value (the “Common Stock”), (ii) warrants to purchase up to 2,307,693 shares (the “Warrant Shares”) of Common Stock at an initial exercise price of $1.00 per share (the “Warrants”), and (iii) pre-funded warrants to purchase up to 2,307,885 shares (the “Pre-funded Warrant Shares”) of Common Stock at an exercise price of $0.6499 per share ($0.6499 of which will be pre-funded at the closing of this offering) (the “Pre-funded Warrants”, together with the Shares, the Warrants, the Warrant Shares and the Pre-funded Warrant Shares, the “Securities”). The Securities are to be sold pursuant to a Securities Purchase Agreement dated September 9, 2021 (the “Securities Purchase Agreement”) between the Company and the investor named therein.

In connection with the offering and sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-3 (File No. 333-232447) (as amended, the “Registration Statement”), (ii) a base prospectus dated July 17, 2019 (the “Base Prospectus”), and (iii) a prospectus supplement (the “Prospectus Supplement”) dated September 9, 2021 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Securities will be offered in the manner and on the terms identified or referred to in the Securities Purchase Agreement, the Registration Statement and the Prospectus Supplement. We have further assumed that any shares of common stock issued pursuant to the Warrants or the Pre-funded Warrants from time to time will not exceed the maximum number of authorized and unissued shares of Common Stock then available.

September 13, 2021

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California, the California constitution and reported judicial decisions relating thereto.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Securities Purchase Agreement, the Registration Statement and the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable; (ii) the Warrants and Pre-Funded Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Securities Purchase Agreement, the Registration Statement and the and Prospectus Supplement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Warrant Shares and Pre-funded Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Weintraub Tobin Chediak Coleman Grodin

Weintraub Tobin Chediak Coleman Grodin